ARTHUR
                                    ANDERSEN

July 3, 1998                                        Arthur Andersen & Co.
                                                    Certified Public Accountants

The Board of Directors                              25/K, Wing On Centre
Physical Spa & Fitness Inc.                         111 Connaugh Road Central
12/F-15/F Lee Theatre Plaza                         Hong Kong
99 Percival St., Causeway Bay,                      Tel: 852 2852 0222
Hong Kong                                           Fax: 852 2815 0548
                                                    Direct Fax:

Dear Sirs.:

                          Physical Spa & Fitness Inc.

We hereby consent to the inclusion, in the Form SB-2 Registration Statement dated July 3, 1998 to be filed with the U.S. Securities and Exchange Commission, of our name and our accountants report dated June 30, 1998 of Physical Spa & Fitness Inc. in the form and context in which they respectively appear.


Very truly yours,

/s/ Arthur Andersen & Co.

Arthur Andersen & Co.